                                                                    EXHIBIT 1.11


                                                                  EXECUTION COPY











                            THORNBURG MORTGAGE, INC.









                                3,200,000 Shares
                                  Common Stock
                                ($0.01 Par Value)



                             UNDERWRITING AGREEMENT











                                February 5, 2003

                                                                February 5, 2003


UBS WARBURG LLC
A.G. EDWARDS & SONS, INC.
U.S. BANCORP PIPER JAFFRAY INC.
WACHOVIA SECURITIES, INC.

c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

         Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to UBS Warburg LLC ("UBS Warburg"), A.G. Edwards & Sons, Inc. ("A.G. Edwards" and, together with UBS Warburg, the "Lead Managers"), U.S. Bancorp Piper Jaffray, Inc. and Wachovia Securities, Inc. (collectively, the "Underwriters"), an aggregate of 3,200,000 shares (the "Firm Shares") of common stock, $0.01 par value (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 480,000 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-98659), including a base prospectus, relating to the Shares being sold by the Company and incorporating by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the "Registration Statement" and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day (as defined below) following the date of this Underwriting Agreement (the "Agreement") (or on such other day as the parties may mutually agree), is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement and the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

         The Company and the Underwriters agree as follows:

         1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as the Lead Managers may determine to avoid fractional shares) set forth opposite the name of such Underwriter in Schedule A annexed hereto at a purchase price of $19.004 per Share. The Company is advised by the Lead Managers that the Underwriters intend (i) to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as they may determine.

         In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as the Lead Managers shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by the Lead Managers on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be (i) earlier than the time of purchase (as defined below) or (ii) later than the tenth Business Day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Shares (subject, in each case, to such adjustment as the Lead Managers may determine to eliminate fractional shares). As used herein "Business Day" shall mean a day on which the New York Stock Exchange (the "NYSE") is open for trading or commercial banks in the City of New York are open for business.

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to the Lead Managers through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 10, 2003 (unless another time shall be agreed to by the Lead Managers and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is herein sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to the Lead Managers, through the facilities of DTC, in definitive form in such names and in such denominations as the Lead Managers shall specify no later than the second Business Day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by the Lead Managers, the Company agrees to make such certificates available to the Lead Managers for such purpose at least one full Business Day preceding the time of purchase.

         Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to the Lead Managers, through the facilities of DTC, in definitive form in such names and in such denominations as the Lead Managers shall specify no later than the second Business Day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by the Lead Managers, the Company agrees to make such certificates available to the Lead Managers for such purpose at least one full Business Day preceding the additional time of purchase.

         3. Representations and Warranties of the Company. The Company and, where applicable, Thornburg Mortgage Advisory Corporation, the Company's external manager (the "Manager"), represent and warrant to the Underwriters that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with, and has been declared effective under the Securities Act by, the Commission. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement or on such other day as UBS Warburg and the Company may mutually agree. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Underwriters and their counsel. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

         (b) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase and, if applicable, at the additional time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing to the Company by UBS Warburg, on behalf of the Underwriters, specifically for use in the preparation thereof. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, or, to the knowledge of the Company, is threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor has instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.

         (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

         (d) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus are accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified and are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act that are not so set forth or incorporated by reference therein.

         (e) The Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

         (f) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule B annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the charter and the by-laws of the Company and all amendments thereto have been delivered to the Underwriters and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, the additional time of purchase.

         (g) The Company has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than Thornburg Mortgage Funding Corporation ("Funding I"), Thornburg Mortgage Acceptance Corporation ("Acceptance I"), Thornburg Mortgage Home Loans, Inc. ("TMHL"), Thornburg Mortgage Funding Corporation II ("Funding II") and Thornburg Mortgage Acceptance Corporation II ("Acceptance II") (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on

Schedule C annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties and to conduct the business in which it is engaged and as described in the Prospectus. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificates of incorporation and of the by-laws of the Subsidiaries and all amendments thereto have been delivered to the Underwriters and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, the additional time of purchase.

         (h) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or through TMHL, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of Funding I, Acceptance I and TMHL. Funding II and Acceptance II are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

         (i) The Manager has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule D annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the by-laws of the Manager and all amendments thereto have been delivered to the Underwriters and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if applicable, the additional time of purchase. The Manager has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

         (j) TMA Mortgage Funding Trust I and TMA Mortgage Funding Trust II (collectively, the "Trusts") have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act, in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus. The trustee for each of the Trusts is the Wilmington Trust Company.

         (k) Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, by-laws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, the Subsidiaries, the Trusts, the Manager or any of their respective assets or properties may be bound or affected. Except as set forth in Schedule E annexed hereto, to the knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, by-laws or organizational documents, as the case may be, of the Company, any of the Subsidiaries, any of the Trusts or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, any of the Subsidiaries, any of the Trusts or the Manager, or any of their respective assets or properties may be bound or affected, or, with respect to the Manager, which would have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement, dated July 15, 1999, between the Company and the Manager, as amended on October 17, 2000 (the "Management Agreement"), or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager has, at any time during the past five years, (i) made any unlawful contributions to any candidate for any political office or failed fully to disclose any contribution in violation of law or (ii) made any payment to any state, federal or foreign government official or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

         (l) As of September 30, 2002, as of the date of this Agreement and as of the time of purchase, the Company had, has or will have an authorized, issued and outstanding capitalization as set forth under the headings "Historical," "As adjusted for the December 2002 offering" and "As further adjusted for this offering," respectively, in the section of the Prospectus Supplement entitled "Capitalization." All of the issued and outstanding shares of capital stock, including the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

         (m) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

         (n) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

         (o) The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.

         (p) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE.

         (q) Except for incentive awards to be granted under the Company's 2002 Long-Term Incentive Plan (the "Plan"), no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a "Person"), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issuance and sale of the Shares to the Underwriters hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

         (r) PricewaterhouseCoopers LLP ("PWC"), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their report, were independent public accountants as required by the Securities Act. PWC is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to the Company.

         (s) Each of the Company, the Subsidiaries, the Trusts and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not have a Material Adverse Effect. Each of the Company, the Subsidiaries, the Trusts and the Manager has obtained all accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, any of the Trusts or the Manager.

         (t) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no legal or governmental proceedings, contracts, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries, any of the Trusts or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries, the Trusts or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

         (u) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company's knowledge, threatened to which the Company, any of the Subsidiaries, any of the Trusts or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order.

         (v) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

         (w) Except as disclosed in the Prospectus (excluding any disclosure contained in any amendment or supplement to, or incorporated by reference into, the Prospectus after the date of this Agreement), since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, net worth, properties, assets or results of operations of the Company, the Subsidiaries and the Trusts, taken as a whole. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and during the time that a prospectus relating to the Shares is required to be delivered under the Securities Act, there has not been and will not be (i) any transaction which is material to the Company, the Subsidiaries and the Trusts, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Trusts taken as a whole, incurred by the Company, the Subsidiaries or the Trusts, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (iv) except for regular quarterly dividends on the Common Stock and the 9.68% Cumulative Convertible Series A Preferred Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, the Subsidiaries nor the Trusts has any material contingent obligation which is not disclosed in the Registration Statement or Prospectus.

         (x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

         (y) Neither the Company, the Subsidiaries nor the Trusts has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect. Since it first became a publicly-registered entity, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it
(i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect.

         (z) Each of the Company, the Subsidiaries, the Trusts, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares or (ii) since the filing of the Registration Statement (except pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRSPP"), the Company's sales agreements with Cantor Fitzgerald & Co. and the public offerings completed in the third quarter and the fourth quarter of 2001 and the first quarter and the fourth quarter of 2002) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

         (aa) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

         (bb) Except as set forth in Schedule F annexed hereto, neither the Company nor any of the Subsidiaries, the Trusts or its affiliates (including the Manager) (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers ("NASD")) any member firm of the NASD.

         (cc) The Company has not relied upon the Underwriters or their legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

         (dd) Any certificate signed by any officer of the Company delivered to the Lead Managers or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (ee) As of the date of this Agreement, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date of this Agreement, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate options contracts, interest rate swap agreements and eurodollar futures contracts. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, including making any change to any stated investment percentages or guidelines or the stated equity-to-assets ratio currently employed by the Company, the Subsidiaries and the Trusts. The Company, the Subsidiaries and the Trusts have good and marketable title to all properties and assets owned, directly or indirectly, by the Company, the Subsidiaries and the Trusts, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company, the Subsidiaries and the Trusts. Except for "real estate owned" properties owned by the Company as a result of foreclosures on delinquent loans, the Company, the Subsidiaries and the Trusts do not own any real property. Any real property and buildings held under lease by the Company, the Subsidiaries and the Trusts are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

         (ff) Each of the Company, the Subsidiaries and the Trusts has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, any of the Subsidiaries or any of the Trusts. To the knowledge of the Company and the Manager, there are no tax returns of the Company, the Subsidiaries or the Trusts that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

         (gg) The Company, the Subsidiaries and the Trusts owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, "Intangibles") necessary to entitle the Company, the Subsidiaries and the Trusts to conduct their business as described in the Prospectus, and the Company, the Subsidiaries and the Trusts have not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

         (hh) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date of this Agreement, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule G annexed hereto. To the knowledge of the Company and the Manager, all third-party service providers used, employed, hired or otherwise contracted with by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

         (ii) Each of the Company, the Subsidiaries, the Trusts and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (jj) Each of the Company, the Subsidiaries and the Trusts is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including, but not limited to, directors' and officers' insurance and insurance covering real and personal property owned or leased by the Company, the Subsidiaries and the Trusts against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company, the Subsidiaries, the Trusts nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (kk) Neither the Company, the Subsidiaries, the Trusts nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company, the Subsidiaries and the Trusts. Each of the Company, the Subsidiaries, the Trusts and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries, the Trusts and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

         (ll) Neither the Company, the Subsidiaries, the Trusts nor any of their affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

         (mm) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company, the Subsidiaries, the Trusts or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect. None of the employees of the Company, the Subsidiaries or the Trusts is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. To the knowledge of the Company and the Manager, neither the Company, the Subsidiaries, the Trusts nor the Manager has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or any applicable wage or hour laws, or the rules and regulations thereunder, which might, individually or in the aggregate, result in a Material Adverse Effect.

         (nn) Neither the Company, the Subsidiaries, the Trusts nor, to the knowledge of the Company and the Manager, any employee or agent of the Company, the Subsidiaries or the Trusts, has made any payment of funds of the Company, the Subsidiaries or the Trusts, or received or retained any funds, in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, the Subsidiaries, the Trusts or the Manager, on the one hand, and the directors, officers and stockholders of the Company, the Subsidiaries, the Trusts or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

         (oo) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The proposed method of operation of the Company and each of the Subsidiaries and the Trusts as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

         (pp) Neither the Company, the Subsidiaries nor the Trusts is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (qq) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

         (rr) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, the Trusts or the Manager, on the one hand, and the directors, officers, stockholders or trustees of the Company, any of the Subsidiaries, the Trusts or the Manager, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries or the Trusts to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

         (ss) The Company, the Subsidiaries and the Trusts are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Subsidiaries and the Trusts would have any liability. The Company, the Subsidiaries and the Trusts have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code. Each "pension plan" for which the Company, the Subsidiaries or the Trusts would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (tt) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

         4. Certain Covenants of the Company. The Company hereby covenants and agrees with the Underwriters that:

         (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Lead Managers may designate and maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares). The Company will promptly advise the Lead Managers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (b) The Company will prepare the Prospectus in a form approved by UBS Warburg and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m., New York City time, on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m., New York City time, on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as UBS Warburg may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

         (c) The Company will advise the Lead Managers immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, any other filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statement or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will promptly provide the Lead Managers with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or, prior to the termination of the underwriting syndicate contemplated in this Agreement, relating to any documents incorporated by reference into the Registration Statement or the Prospectus. The Company will advise the Lead Managers promptly of any proposal to amend or supplement the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statement, including by filing any documents that would be incorporated therein by reference, will afford the Lead Managers a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such amendment or supplement to which the Lead Managers shall object in writing.

         (d) The Company will use its best efforts to advise the Lead Managers promptly and, if requested by the Lead Managers, will confirm such advice in writing when, prior to the termination of the underwriting syndicate contemplated in the Agreement, any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

         (e) The Company will furnish to the Lead Managers for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K or such other similar form as may be designated by the Commission, (iii) if different than the items contained in clauses (i) and (ii) above, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed (other than correspondence or other similar communications) and (iv) such other information as the Lead Managers may reasonably request regarding the Company, the Subsidiaries or the Trusts, in each case as soon as such communications, documents or information become available.

         (f) The Company will advise the Lead Managers promptly of the happening of any event known to the Company or the Manager within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Lead Managers or their respective counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Lead Managers copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company's own expense, to the Lead Managers and to dealers copies in such quantities and at such locations as the Lead Managers may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law.

         (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (h) The Company will furnish to the Lead Managers a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Lead Managers may reasonably request.

         (i) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (j) The Company will use its best efforts to furnish to the Lead Managers, not less than two Business Days before a filing with the Commission during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act.

         (k) The Company will furnish to the Lead Managers, as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two Business Days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, the Subsidiaries and the Trusts which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof.

         (l) The Company, the Subsidiaries and the Trusts will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company, the Subsidiaries and the Trusts, (iii) access to the assets of the Company, the Subsidiaries and the Trusts is permitted only in accordance with management's authorization and (iv) the recorded accounts of the assets of the Company, the Subsidiaries and the Trusts are compared with existing assets at reasonable intervals.

         (m) Neither the Company, the Subsidiaries, the Trusts nor the Manager will sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement, or amend any effective registration statement under the Securities Act relating to, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, disposition, filing or amendment, for a period of 60 days after the date hereof, without the prior written consent of the Lead Managers, which consent will not be unreasonably withheld. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) shares of Common Stock issued in connection with the DRSPP, (iii) the grant of awards pursuant to the Plan, (iv) the filing of any amendment to the Registration Statement and/or any new registration statement on Form S-3 by the Company for the purpose of registering shares of Common Stock in contemplation of any "at the market" offering of such shares pursuant to Rule 415(a)(4) promulgated under the Securities Act (a "Rule 415(a)(4) Offering") or any off-market offering following the expiration of a period of 30 days after the date hereof; provided, however, that any such filing shall be in compliance with the conditions set forth in this Section 4, (v) the issuance and sale of shares of Common Stock by the Company in any Rule 415(a)(4) Offering or any off-market offering that is in compliance with all applicable securities laws and the rules and regulations of the NYSE following the expiration of a period of 15 days after the date hereof through the 30th day after the date hereof; provided, that any such issuance and sale of shares of Common Stock in any Rule 415(a)(4) Offering or any off-market offering shall be at a purchase price per share equal to or greater than the public sale price per share of Common Stock set forth on the cover page of the Prospectus, or (vi) the issuance and sale of shares of Common Stock by the Company in any Rule 415(a)(4) Offering or any off-market offering that is in compliance with all applicable securities laws and the rules and regulations of the NYSE following the expiration of a period of 30 days after the date hereof.

         (n) The Company will use its best efforts to cause each officer and director of the Company to furnish to the Lead Managers, prior to the time of purchase, a letter or letters, substantially in the form of Exhibit A attached hereto, pursuant to which each such person shall agree not to sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for shares of capital stock of the Company for a period of 45 days after the date hereof, without the prior written consent of the Lead Managers. The foregoing sentence shall not apply to any shares of Common Stock sold by any such officer or director to the Company, at the current market value, as reported on the NYSE, at the time of any such sale pursuant to a stock repurchase plan instituted by the Company and approved by the Company's Board of Directors, which is in compliance with all applicable securities laws and the rules and regulations of the NYSE.

         (o) The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

         (p) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

         (q) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters, except as set forth under Section 5 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company, (iii) as relating to the offering by the Company of the Shares, the word processing and/or printing of this Agreement, any agreement among the Underwriters, any dealer agreements, any statements of information, any custody agreement and any powers of attorney, as applicable, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the

Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE and any registration thereof under the Exchange Act,
(vi) the filing, if any, for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder.

         (r) Prior to termination of the underwriting syndicate contemplated by this Agreement, neither the Company, the Subsidiaries, the Trusts nor the Manager will (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

         (s) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

         (t) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended, or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission.

         (u) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

         (v) The Company and the Subsidiaries have been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company's proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

         (w) The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an "investment company," as such term is defined in the Investment Company Act.

         (x) The Company has retained PWC (for all periods after January 1,
1999) as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the Investment Company Act.

         (y) Prior to the time of purchase (and, if applicable, the additional time of purchase), neither the Company, the Subsidiaries, the Trusts nor the Manager will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the Subsidiaries or the Trusts, the financial condition, results of operations, business, properties, assets or liabilities of the Company, the Subsidiaries or the Trusts, or the offering of the Shares, without the Lead Managers' prior written consent, which shall not be unreasonably withheld.

         (z) The Company, the Subsidiaries and the Trusts will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its Chief Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, the Subsidiaries and the Trusts is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

         (aa) The Company, the Subsidiaries and the Trusts will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

         5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(q) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

         (a) The Company shall cause to be furnished to the Lead Managers at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dechert LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Clifford Chance US LLP, counsel for the Underwriters, substantially in the form of Exhibit B attached hereto.

         (b) The Lead Managers shall have received from PWC, a letter dated, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Lead Managers (with reproduced copies for each of the Underwriters) in the form heretofore approved by the Lead Managers relating to the financial statements, including any pro forma financial statements of the Company and the Subsidiaries and such other matters customarily covered by comfort letters issued in connection with a registered public offering.


             In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Lead Managers deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Lead Managers, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

         (c) The Lead Managers shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, substantially in the form of Exhibit C attached hereto. In rendering the foregoing opinion or opinions, such counsel may rely, as to matters involving the laws of the State of Maryland, upon the opinion or opinions addressed to the Underwriters of Dechert LLP, counsel for the Company.

         (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters object in writing.

         (e) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase or the additional time of purchase, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

         (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition, net worth or prospects of the Company, the Subsidiaries or the Trusts shall occur or become known and (ii) no transaction which is material and unfavorable to the Company, the Subsidiaries, the Trusts or the Manager shall have been entered into by the Company, any of the Subsidiaries or the Trusts.

         (h) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to the Lead Managers a certificate of two of its executive officers (one of which shall be Garrett Thornburg) to the effect that the representations and warranties of the Company and the Manager as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase or the additional time of purchase, as the case may be, and that the conditions set forth in paragraphs (e) and (g) of this Section 6 have been met.

         (i) The Company shall have furnished to the Lead Managers such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as the Lead Managers may reasonably request.

         (j) The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

         (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) The Lead Managers shall have received lock-up agreements from the Company and its officers and directors and the Manager, substantially in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

         (m) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act.

         7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of either of the Lead Managers or any group of Underwriters (which may include the Lead Managers) which has agreed to purchase in the aggregate at least 50% of the Firm Shares at any time prior to the time of purchase or, if applicable, the additional time of purchase, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if any material adverse and unfavorable change occurs (financial or otherwise), or any development involving a material adverse and unfavorable change occurs (financial or otherwise) (in each case, other than as disclosed in, or incorporated by reference into, the Registration Statement and Prospectus (exclusive of any supplement thereto)), in the operations, business, net worth, condition or prospects of the Company, the Subsidiaries or the Trusts, or a material change in management of the Company, the Subsidiaries, the Trusts or the Manager occurs, whether or not arising in the ordinary course of business, which would, in the Lead Managers' sole judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (iii) if the United States shall have declared a national emergency or war or there has occurred an outbreak or escalation of hostilities or acts of terrorism involving the United States or there has occurred any other national or international calamity or crisis or change in financial, economic, political or other conditions in the United States or elsewhere, the effect of which, in the Lead Managers' sole judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus or enforce contracts for the sale of the Shares, (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE, the American Stock Exchange or the NASDAQ has been suspended (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on or minimum prices for trading (other than limitations on hours or numbers of days of trading) shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the NASDAQ or by order of the Commission or any other governmental authority, (v) if a banking moratorium shall have been declared by New York or United States authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (vi) if there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (a) any intended or potential downgrading or (b) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any of the Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act, (vii) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the Lead Managers' reasonable opinion or in the reasonable opinion of such group of Underwriters, materially adversely affects or will materially adversely affect the business or operations of the Company or any of the Subsidiaries, or (viii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the Lead Managers' reasonable opinion or in the reasonable opinion of such group of Underwriters, has a material adverse effect on the securities markets in the United States.

         If the Lead Managers or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by telephone, which shall be promptly confirmed by facsimile.

         If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(q), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation under this Agreement to take up and pay for the Shares to be purchased by it under this Agreement (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof), UBS Warburg shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the number of Shares agreed to be purchased by all such defaulting Underwriters in such amount or amounts as UBS Warburg may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A; and (ii) if the total number of Defaulted Shares exceeds 10% of such total number of Shares to be purchased at the time of purchase or the additional time of purchase, as the case may be, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five Business Day period from the date of default for the purchase of such Defaulted Shares, UBS Warburg may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 4(q), 5 and 9 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that they will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by UBS Warburg with the approval of the Company or selected by the Company with UBS Warburg's approval).

         If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or UBS Warburg shall have the right to postpone the time of purchase or the additional time of purchase, as the case may be, for a period not exceeding five Business Days from the date of substitution in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

         The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

         9. Indemnity and Contribution.

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any Person who controls any Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing Persons from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Company), or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, (ii) upon any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or
(iii) any act or failure to act or any alleged act or failure to act by the Underwriters in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, damage, expense, liability, claim or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, damage, expense, liability, claim or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriters through their gross negligence or willful misconduct), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through UBS Warburg to the Company expressly for use with reference to such Underwriter in the Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Prospectus or necessary to make such information not misleading.

         If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such Person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such Person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such Person or otherwise. Such Underwriter or such controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such Person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such Proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

         (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, any Person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each director of the Company and each officer of the Company who signed the Registration Statement from and against any loss, damage, expense, liability or claim (including, but not limited to, the reasonable cost of investigation) which, jointly or severally, the Company or any such Person may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any (i) untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through UBS Warburg to the Company expressly for use with reference to such Underwriter in, the Registration Statement (or in the Registration Statement as amended by or on behalf of any post-effective amendment thereof by the Company) or in a Prospectus, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or (ii) omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

         If any Proceeding is brought against the Company or any such Person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such Person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such Person or otherwise. The Company or such Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such Person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

         (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then in order to provide just and equitable contribution in such circumstance, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the shares. The relative fault of the

Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

         (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be liable or responsible for, or be required to contribute, any amount pursuant to this Section 9 in excess of the amount of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any Person (including each partner, officer or director of such Person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other upon the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent c/o UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department (with a copy to Clifford Chance US LLP, Attention: Timothy
W. Korth, facsimile number (212) 878-8375), and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501,
Attention: Larry Goldstone, President (with a copy to Dechert LLP, Attention:
Michael Jeffers, facsimile number (949) 442-6010).

         11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Lead Managers or any indemnified party. Each of the Lead Managers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         15. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

         16. Miscellaneous. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

         A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

         If the foregoing correctly sets forth the understanding among the Company, the Manager and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Manager and the Underwriters, severally.

                                  Very truly yours,

                                  THORNBURG MORTGAGE, INC.


                                  By: /Larry A Goldstone/
                                      ------------------------------------
                                      Name:  Larry A. Goldstone
                                      Title: President and Chief Operating
                                             Officer


Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS WARBURG LLC

By:   UBS WARBURG LLC


By:   /Jonathan P. Dever/
      ----------------------------------
      Name:  Jonathan P. Dever
      Title:  Director


By:   /Halle J. Benett/
      ----------------------------------
      Name:  Halle J. Benett
      Title:  Executive Director


A.G. EDWARDS & SONS, INC.



By:   / Michael L. Essex/
      ----------------------------------
      Name:  Michael. L. Essex
      Title:  Vice President

Accepted and agreed to as of the date first above written, only as to the representations and warranties of the
Manager as set forth in Section 3 hereof.


THORNBURG MORTGAGE ADVISORY CORPORATION


By:   /Garrett Thornburg/
      -------------------------------------
      Name:  Garret Thornburg
      Title:  Garrett Thornburg

                                   SCHEDULE A


                                                                      Number of
Underwriter                                                          Firm Shares
-----------                                                         ------------

UBS Warburg LLC                                                        1,600,000
                                                                    ------------
A.G. Edwards & Sons, Inc.                                                960,000
                                                                    ------------
U.S. Bancorp Piper Jaffray Inc.                                          320,000
                                                                    ------------
Wachovia Securities, Inc.                                                320,000
                                                                    ------------

Total:                                                                 3,200,000

                                     Sch A-1

                                   SCHEDULE B

             LIST OF JURISDICTIONS IN WHICH THORNBURG MORTGAGE, INC.
                      IS QUALIFIED AS A FOREIGN CORPORATION

                                   New Mexico






                                     Sch B-1

                                   SCHEDULE C

           LIST OF JURISDICTIONS IN WHICH EACH SUBSIDIARY IS QUALIFIED
                            AS A FOREIGN CORPORATION

Subsidiaries of Thornburg Mortgage, Inc.:

Thornburg Mortgage Acceptance Corporation -                   None

Thornburg Mortgage Funding Corporation -                      None

Thornburg Mortgage Home Loans, Inc. -                         Arizona
                                                              California
                                                              Connecticut
                                                              Delaware
                                                              Florida
                                                              Georgia
                                                              Idaho
                                                              Illinois
                                                              Kentucky
                                                              Louisiana
                                                              Maine
                                                              Massachusetts
                                                              Michigan
                                                              Minnesota
                                                              Montana
                                                              New Mexico
                                                              New York
                                                              North Carolina
                                                              North Dakota
                                                              Oregon
                                                              Rhode Island
                                                              South Carolina
                                                              Tennessee
                                                              Utah
                                                              Vermont
                                                              Virginia
                                                              West Virginia
                                                              Wisconsin

(See Schedule F for jurisdictions in which Thornburg Mortgage Home Loans, Inc. is authorized or licensed to originate loans.)

Subsidiaries of Thornburg Mortgage Home Loans, Inc.:

Thornburg Mortgage Acceptance Corporation II -       None

Thornburg Mortgage Funding Corporation II -          None



                                     Sch C-1

                                   SCHEDULE D

                LIST OF JURISDICTIONS IN WHICH THORNBURG MORTGAGE
                 ADVISORY CORPORATION (THE MANAGER) IS QUALIFIED
                            AS A FOREIGN CORPORATION

                                   New Mexico






                                     Sch D-1

                                   SCHEDULE E

                                      None.







                                     Sch E-1

                                   SCHEDULE F

                   REQUIREMENTS TO REGISTER AS BROKER/DEALER;
                     RELATIONSHIPS WITH MEMBER FIRMS OF NASD

Thornburg Securities Corporation, an affiliate of Thornburg Mortgage, Inc., is registered as a broker/dealer and is a member of the NASD.










                                     Sch F-1

                                   SCHEDULE G

       JURISDICTIONS IN WHICH THORNBURG MORTGAGE HOME LOANS, INC. ("TMHL")
                  IS AUTHORIZED OR LICENSED TO ORIGINATE LOANS


STATES WHERE TMHL HAS OBTAINED LICENSES TO LEND:

Alabama                    Massachusetts
Alaska                     Michigan
Arizona                    Minnesota
California                 Nebraska
Connecticut                New Mexico
Delaware                   North Carolina
Florida                    North Dakota
Georgia                    Oregon
Idaho                      South Dakota
Illinois                   Tennessee
Iowa                       Utah
Kansas                     Vermont
Louisiana*                 Virginia
Maine                      West Virginia
Maryland                   Wisconsin

STATES WHERE LICENSING IS NOT REQUIRED:

Colorado                   South Carolina
Indiana                    Texas
Kentucky                   Wyoming
Montana

STATES WITH A LICENSE EXEMPTION:

Arkansas                   Nevada
Mississippi                Ohio
Missouri                   Oklahoma

STATES IN WHICH APPLICATIONS ARE PENDING:

New York
Washington, D.C.

* Under Louisiana law, Thornburg Mortgage Home Loans, Inc. is exempt. However, if a company is exempt it is required to obtain a registration certificate which the state calls a "license."


                                     Sch G-1

                                    EXHIBIT A


February    , 2003





UBS Warburg LLC
A.G. Edwards & Sons, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wachovia Securities, Inc.

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

         In consideration of the agreement of UBS Warburg LLC ("UBS Warburg"), A.G. Edwards & Sons, Inc., U.S. Bancorp Piper Jaffray Inc. and Wachovia Securities, Inc. and certain other underwriters to underwrite a proposed public offering (the "Offering") of shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), as contemplated by a registration statement on Form S-3 (File No. 333-98659), including a prospectus (the "Registration Statement"), with respect to the Shares, the undersigned hereby agrees that the undersigned will not, for a period of 45 days after the commencement of the public offering of such Shares, without the prior written consent of the Lead Managers (which consent will not be unreasonably withheld), offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock, or any securities convertible into, or exercisable, exchangeable or redeemable for, shares of capital stock, except that no consent shall be required for (i) for issuances of Common Stock upon the exercise of outstanding options, (ii) for purchases of Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan or (iii) sales of any shares of Common Stock sold by any such officer or director to the Company, at the current market value, as reported on the NYSE, at the time of any such sale, issued by the Company in connection with the reinvestment of dividends or other distributions by the Company pursuant to a stock repurchase plan instituted by the Company and approved by the Company's Board of Directors, which is in compliance with all applicable securities laws and the rules and regulations of the NYSE.

                                            Very truly yours,


                                            By:
                                               -------------------------------
                                                Name:
                                                Title:


                                     Ex A-1

                                    EXHIBIT B

                             OPINION OF DECHERT LLP


                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and corporate authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated.

                  (b) The Subsidiaries and the Manager have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, with the corporate power and corporate authority to own, lease and operate their assets and properties and conduct their business as described in the Prospectus.

                  (c) The Trusts have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act in good standing under the laws of Delaware, with the authority to perform all functions
(i) which business trusts are authorized to perform and (ii) which are described in the Prospectus.

                  (d) The Company, the Subsidiaries, the Trusts and the Manager are duly licensed or qualified by each jurisdiction listed on Schedule A to such opinion.

                  (e) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and the Manager. This Agreement has been duly authorized, executed and delivered by the Company and the Manager.

                  (f) The Shares have been duly authorized by the Company and, when issued and delivered to and paid for by the Underwriters, will be duly and validly issued and will be fully paid and non-assessable. The Shares when issued and outstanding will conform in all material respects with the description thereof contained in the Prospectus. The certificates for the Shares are in due and proper form and comply with all applicable requirements of the General Corporation Law of the State of Maryland (the "MGCL"), with any applicable requirements of the Company's charter and by-laws and with the requirements of the NYSE. No holder of the Shares is or will be subject to personal liability, under the MGCL or the Company's charter or by-laws, by reason of being a holder.

                  (g) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus.

                  (h) The issuance of the Shares is not subject to preemptive or other similar rights of any stockholder of the Company arising by operation of the MGCL or under the Company's charter or by-laws or, to the knowledge of such counsel, any contractual preemptive rights, resale rights, rights of first refusal or similar rights. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the best of such counsel's knowledge, no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into, exercisable, exchangeable or redeemable for shares of capital stock of the Company. No holder of any security of the Company has the right to require any security owned by such holder to be included for registration in the Registration Statement.




                                     Ex B-1

                  (i) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule A to such opinion.

                  (j) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion) on the date of filing with the Commission and at the time of purchase (and, if applicable, the additional time of purchase) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, including, without limitation, Item 503 of Regulation S-K.

                  (k) The Registration Statement has been declared effective under the Securities Act, the Prospectus has been filed as required by this Agreement and, to the best of such counsel's knowledge, no stop order has been issued or proceedings with respect thereto pending, contemplated or threatened under the Securities Act and any required filings of the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act have been made in the manner and within the time period required by such Rule 424.

                  (l) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the authorization, issuance, transfer, sale and delivery of the Shares and the consummation by the Company of the transaction as contemplated by this Agreement or with the taking by the Company of any action contemplated thereby other than registration of the Shares under the Securities Act and except as may be required under state securities laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

                  (m) The execution, delivery and performance of this Agreement by the Company and the Manager and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of or constitute a default under, nor cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of)
(i) any provisions of the charter, by-laws or other organizational documents, as the case may be, of the Company, the Subsidiaries, the Trusts or the Manager,
(ii) any provision of any contract, document or other agreement or instrument listed on Schedule B to such opinion, (iii) the MGCL or the Delaware General Corporation Law (the "DGCL") or any federal law, regulation or rule or any decree, judgment or order applicable to the Company, the Subsidiaries or the Trusts, or (iv) any existing obligation of the Company under any court or administrative order, judgment or decree of which such counsel has knowledge, or violate applicable provisions of the MGCL, the DGCL or any statute or regulation of the United States.

                  (n) All descriptions in the Registration Statement and Prospectus (i) under the captions "Prospectus Supplement Summary," "Price Range of Common Stock and Dividends," "Capitalization," "Compliance with REIT Requirements and Investment Company Act of 1940," "Manager," "About This Prospectus," "Risk Factors," "Description of Stock," "Federal Income Tax Considerations," and "Plan of Distribution" of statutes, regulations, legal and governmental proceedings or other legal matters, or (ii) of contracts, instruments, leases, licenses and other agreements (collectively, the "Documents"), are accurate and fairly present the information required to be shown and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required, or of any Documents of a character required to be described in the Registration Statement or Prospectus that are not described as






                                     Ex B-2
required, and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference into the Registration Statement.

                  (o) To the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company, the Subsidiaries, the Trusts or the Manager are subject or of which any of their assets or properties are subject at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described or which (i) seek to challenge the legality or enforceability of this Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, or incorporated by reference as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages or seek to impose criminal penalties upon the Company, the Subsidiaries, the Trusts or the Manager, or any of their respective officers or directors in their capacities as such or (v) seek to enjoin any of the business activities of the Company, the Subsidiaries, the Trusts or the Manager or the transactions described in the Prospectus.

                  (p) The statements made in the Prospectus under the "Description of Stock," "Plan of Distribution" and "Risk Factors" and in the Registration Statement in Item 15 of Part II, to the extent that they constitute summaries of provisions of the Company's charter and by-laws or matters of law or legal conclusions, have been reviewed by such counsel and are accurate summaries, in all material respects.

                  (q) The documents incorporated by reference into the Registration Statement and Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express an opinion).

                  (r) Each of the Company, the Subsidiaries and the Trusts is not and will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act, or a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

                  (s) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under Sections 856 through 860 of the Code. To the extent that the foregoing opinion refers to any period prior to the taxable year beginning January 1, 2002, such opinion is solely based on the opinion of Falk, Shaff & Ziebell LLP (which Falk, Shaff & Ziebell LLP has permitted such counsel to rely upon and such reliance is expressly permitted by the Underwriter). The proposed method of operation of the Company and each of the Subsidiaries and the Trusts as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and, to the best knowledge of such counsel, no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The disclosure contained in the Prospectus under the caption "Federal Income





                                     Ex B-3

Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                  (t) The Shares have been duly authorized for listing by the NYSE, subject to official notice of issuance.

         Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in conferences with the Underwriters and their counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus (including all documents filed under the Exchange Act and deemed incorporated by reference therein) were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for, or independently verifying, the accuracy and completeness of such statements, except to the extent expressly provided above in the applicable opinion paragraph preceding this paragraph, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the Exchange Act and deemed incorporated by reference therein), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the Exchange Act and deemed incorporated by reference therein) as of its respective issue date and as of the time of purchase, or, if applicable, the additional time of purchase, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for in each of the above cases the financial statements and schedules and other financial or statistical data as to which such counsel need express no opinion).

         In rendering the foregoing opinion, such counsel may rely as to matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company. In rendering the foregoing opinions, all statements and opinions given "to the knowledge of such counsel" (or similar phrases) shall refer to the actual present knowledge of the attorneys of such firm who have devoted substantive attention to the offering and related matters (and who shall be named in such opinion), and not to the knowledge of the firm or its partners or employees generally, and all such statements and opinions given to the knowledge of such counsel shall be supported, as to matters of fact, by officer's certificates obtained from the Company, the Subsidiaries or the Trusts, as appropriate, executed copies of which shall be delivered to the Underwriters on the time of purchase.




                                     Ex B-4